                                                                   EXHIBIT 10.22

Bank of America
================================================================================

                                                          Amendment to Documents

                  AMENDMENT NO. 5 TO BUSINESS LOAN AGREEMENT


     This Amendment No. 5 (the "Amendment") dated as of December 13, 2000, is between Bank of America, N.A. (the "Bank") and IMPCO Technologies, Inc. (the "Borrower").

                                    RECITALS
                                    --------

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of September 13, 1999, as previously amended (the "Agreement").

     B. The Bank and the Borrower desire to restructure the term loans outstanding under Facility No. 3, Facility No. 4, and Facility No. 6 of the Agreement into a single term loan under Facility No. 2 of the Agreement and to revise the payment schedule accordingly.

     C. The Bank and the Borrower also desire to add a new non-revolving facility to the Agreement as a new Article 3 of the Agreement.


                                   AGREEMENT
                                   ---------

  1.   Definitions.  Capitalized terms used but not defined in this
       -----------
Amendment shall have the meaning given to them in the Agreement.

  2.   Amendments.  The Agreement is hereby amended as follows:
       ----------
       2.1 In Paragraph 1.1(a) of the Agreement is amended to read in its entity as follows:

           "(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Facility No. 1 Commitment") is Ten Million Dollars ($10,000,000)."

       2.2 Article 2 through Article 6 of the Agreement are amended in their entirety as follows:

           "2.   FACILITY NO. 2:  TERM LOAN AMOUNT AND TERMS.

         2.1 Outstanding Term Loans. There are outstanding from the Bank to the Borrower the following term loans:

             Original Amount   Obligation Number    Amount Outstanding
             ---------------   -----------------    ------------------
             $3,992,520.78            265              $1,831,260.78
             $  911,500.00            448              $  273,500.00
             $5,000,000.00            513              $5,000,000.00
                                                       -------------
                                              Total    $7,104,760.78
                                                       -------------

             The combined principal balance of these term loans shall be subject to the terms and conditions of this Article 2.

            2.2 Interest Rate. Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Prime Rate minus 2.0 percent point(s).

            2.3 Repayment Terms.

            (a) The Borrower will pay interest on December 31, 2000, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

            (b) The Borrower will repay principal in twenty (20) successive quarterly installments of Three Hundred Fifty Five Thousand Two Hundred Thirty Eight Dollars ($355,238) starting December 31, 2000. On September 30, 2005, the Borrower will repay the remaining principal balance plus any interest then due.

            (c) The Borrower may prepay the loan in full or in part at any time.
                The prepayment will be applied to the most remote payment of principal due under this Agreement.

            2.4 Optional Interest Rates.  Instead of the interest rate based on the Bank's Prime Rate, the Borrower may elect the optional interest rates listed below for this Facility No. 2 during interest periods agreed to by the Bank and the Borrower. The optional interest rates shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rates are available:

            (a) the IBOR Rate plus 0.5 percentage points.

            (b) the LIBOR Rate plus 0.5 percentage points.

            3.  FACILITY NO. 3:  NON-REVOLVING LINE OF CREDIT AMOUNT AND TERMS.

            3.1  Line of Credit Amount.

            (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Facility No. 3 Commitment") is Five Million and 00/100 Dollars ($5,000,000.00).

            (b) This is a non-revolving line of credit with a term repayment option, and providing for cash advances. Any amount borrowed, even if repaid before the end of the availability period, permanently reduces the remaining available line of credit.

            (c) The Borrower agrees not to permit the outstanding principal balance of advances under the line of credit to exceed the Facility No. 3 Commitment.

            3.2 Availability Period.  The line of credit is available between the date of this Agreement and August 31, 2001, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 3 Expiration Date").

            3.3 Interest Rate.  Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Prime Rate minus 2 percentage points.

            3.4 Repayment Terms.

            (a) The Borrower will pay interest on December 31, 2000, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

            (b) The Borrower will repay the principal amount outstanding on
                Facility No. 3 in twenty (20) successive equal quarterly installments starting November 30, 2001. On August 31, 2006, the Borrower will repay the remaining principal balance plus any interest then due.

            (c) The Borrower may prepay the loan in full or in part at any time.
                The prepayment will be applied to the most remote payment of principal due under this Agreement.

            3.5 Optional Interest Rates.  Instead of the interest rate based on the Bank's Prime Rate, the Borrower may elect the optional interest rates for this Facility No. 3 listed below during interest periods agreed to by the Bank and the Borrower. The optional interest rates shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rates are available:

            (a) the IBOR Rate plus 0.5 percentage points.

            (b) the LIBOR Rate plus 0.5 percentage points.

          FACILITY NO. 4:  Intentionally deleted.

          FACILITY NO. 5:  Intentionally deleted.

          FACILITY NO. 6:  Intentionally deleted.

     2.3 Paragraph 8.2 of the Agreement is amended in its entirety to read as follows:
            8.2 IBOR Rate.  The election of IBOR Rates shall be subject to the following terms and requirements:

            (a) The interest period during which the IBOR Rate will be in effect will be no shorter than 30 days and no longer than one year.
                The last day of the interest period will be determined by the Bank using the practices of the offshore dollar inter-bank market.

            (b) Each IBOR Rate Portion will be for an amount not less than Five
                Hundred Thousand Dollars ($500,000).

            (d) The Borrower may not elect an IBOR Rate with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

            (e) The "IBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                      IBOR RATE   =        IBOR Base Rate
                                     ---------------------------
                                     (1.00 - Reserve Percentage)

            Where,

                (i) "IBOR Base Rate" means the interest rate at which the Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

                (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

            (f) Each prepayment of an IBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement.

            (g) The prepayment fee shall be in an amount sufficient to compensate the Bank for any loss, cost or expense incurred by it as a result of the prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Portion or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Bank in connection with the foregoing. For purposes of this paragraph, the Bank shall be deemed to have funded each Portion by a matching deposit or other borrowing in the applicable interbank market, whether or not such Portion was in fact so funded.

            (h) The Bank will have no obligation to accept an election for an
                IBOR Rate Portion if any of the following described events has occurred and is continuing:

                (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of an IBOR Rate Portion are not available in the offshore dollar inter-bank market; or

                (ii) the IBOR Rate does not accurately reflect the cost of an
                     IBOR Rate Portion."

       2.4 Paragraph 9.1 of the Agreement is amended in part to delete reference Facility No. 5 Commitment and Facility No. 6 Commitment, and add the Facility No. 3 Commitment.

       2.5 In Paragraph 10.1 of the Agreement, a new collateral item is added as follows:

            (e)  Nations Cash Reserves - Capital Shares.

       2.6 A new Paragraph 14.1A is added to the Agreement to read in its entirety as follows:

            14.1A Use of Proceeds (Facility No. 3). To use the proceeds of Facility No. 3 only for financing capital expenditures.

       2.7 In Paragraph 14.5 of the Agreement, the first sentence is amended to read in its entirety as follows:

            "To maintain on a consolidated basis a ratio of total interest bearing debt, plus the undrawn amounts of any outstanding letters of credit to EBITDA, not exceeding (i) 2.90:1.00 from April 30, 2000 through July 31, 2000, (ii) 8.0:1.0 from August 1, 2000 through October 31, 2000, and (iii) 2.75:1.00 from November 1, 2000 and thereafter."

       2.8  Paragraph 14.6 of the Agreement is deleted in its entirety.

    3. Representations and Warranties.  When the Borrower signs this
       ------------------------------
Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank; (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment; (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers; and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

    4. Conditions.  This Amendment will be effective when the Bank receives the
       ----------
following items, in form and content acceptable to the Bank:

       4.1  A Security Agreement (Securities) executed by the Borrower.
       4.2  a UCC-1 Financing Statement executed by the Borrower.

    5. Effect of Amendment.  Except as provided in this Amendment, all of the
       -------------------
terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.                    IMPCO Technologies, Inc.

X      /s/ Jeffrey A. Thorn              X          /s/ Brian Olson
   _________________________________       _____________________________________
By: Jeffrey A. Thorn, Vice President    By: Brian Olson, Chief Financial Officer